Exhibit 10.35

February 1st, 2011

Dror Levy

Subject: Update to your Employment Agreement dated June 9th, 2002

Dear Dror,

The notice peiod as defined in section 3a of your employement agreement dated June 9th, 2002 shall be increased to five (5) months from one (1) month previously.

All other terms and conditions of the current employment agreement (including the Company’s procedures as amended from time to time) remain unchanged and shall apply.

Best Regards,

Tali Chen
Corporate Vice President
Human Resources

2580 North First Street, Suite 460

San Jose, CA 95131